ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of December 30 2011, among BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP, (the “Escrow Agent”); ENER1, INC. (“ENER1”), and WANXIANG INTERNATIONAL INVESTMENT CORPORATION (“Wanxiang”).

RECITALS:

A.  ENER1 and Wanxiang EV Co., Ltd (“Wanxiang EV”) are parties to that Sino-Foreign Equity Joint Venture Contract dated January, 2011 (the “Joint Venture Agreement”) pursuant to which they have formed Zhejiang Wanxiang Enerl Power Systems Co., Ltd., a Sino-foreign equity joint venture existing as a limited liability company under the laws of the People’s Republic of China (the “Company”).

B.  Pursuant to the terms of the Joint Venture Agreement, ENER1 is to make an initial contribution of $24,000,000 (the “Contribution”) to the equity of the Company.

C.  Wanxiang has agreed to enter into that certain Loan Commitment dated even date (the “Loan Commitment”) (x) to lend $20,000,000 to ENER1 for the purpose of financing $20,000,000 of the Contribution and (y) to lend an additional $20,000,000 for the purpose of financing in a like manner a subsequent $24,000,000 contribution by ENER1 to the equity of the Company, all pursuant to the terms and provisions of the Loan Commitment, provided that Wanxiang’s entry into the Loan Commitment is conditioned upon ENER1 placing the balance of the Contribution ($4,000,000, referred to herein as the “Escrow Fund”) into escrow pending the occurrence of certain events specified herein.

D.  Escrow Agent is unwilling to enter into this Agreement and undertake the duties imposed on it hereunder without the benefit of the exculpatory, indemnification and other provisions hereinafter set forth, and the ENER1 and Wanxiang have agreed to all of those provisions in order to induce Escrow Agent to enter into this Agreement and undertake those duties.

AGREEMENT:

In consideration of the foregoing Recitals, which are incorporated by this reference as an integral part of this Agreement, and the mutual promises and covenants contained in this Agreement, and for other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.            Appointment of Escrow Agent; Acceptance.  ENER1 and Wanxiang hereby appoint and designate Escrow Agent as escrow agent solely for the purposes and having only those duties specifically set forth herein, and Escrow. Agent hereby accepts such appointment on the terms and conditions set forth herein.

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Section 2.            Delivery of Escrow Fund to Escrow Agent.  Immediate upon execution of this Agreement, ENER1 shall deposit with Escrow Agent Four Million Dollars ($4,000,000) by wire transfer of immediately available funds in accordance with the instructions attached hereto as Exhibit A.  Escrow Agent agrees to receive, hold and dispose of the Escrow Fund in accordance with this Agreement.  Escrow Agent may initially deposit the Escrow Fund into its general IOLTA client funds account (which account does not pay interest).  As soon as practicable, and subject to receipt from ENER1 of a completed Internal Revenue Service Form W-9, Escrow Agent shall place the Escrow Fund into a segregated interest bearing demand account at The Northern Trust Company with any interest accrued thereon payable solely to ENER1 notwithstanding the disbursement of the Escrow Fund under Section 3.

Section 3.             Release and Delivery of Escrow Fund.

Escrow Agent shall disburse the Escrow Fund or any portion thereof upon and pursuant to any of the following:

(i)  receipt of joint written directions from and by ENER1 and Wanxiang that are deemed satisfactory to Escrow Agent;

(ii)  receipt of an order of a court directing the disbursement of the Escrow Fund;

(iii)  Escrow Agent’s determination that the initial $20,000,000 disbursement of the loan described in the Loan Commitment has closed and the proceeds of the Loan have been delivered to the Company, in which case the Escrow Fund shall be disbursed to the Company upon Escrow Agent’s determination that all regulatory requirements applicable to such disbursement have been satisfied (in making such determination Escrow Agent may rely on written information provided by Wanxiang or its Chinese counsel). Escrow Agent shall give both ENER1 and Wanxiang two business days advance electronic mail notice of a proposed disbursement in accordance with this clause (iii); or

(iv)  in the event none of the foregoing have occurred by May 1, 2012, the entire Escrow Fund shall be disbursed to ENER1 if the proceeds of the initial $20,000,000 disbursement of the loan described in the Loan Commitment has not been delivered to the Company as a result of a breach of the Loan Commitment on the part of Wanxiang. Otherwise, in the event none of the foregoing has occurred by May 1, 2012, the Escrow Fund shall be disbursed as set forth in (v) below.

(v)  notwithstanding the above, if (a) ENER1 has not commenced a Chapter 11 case under Chapter 11 of the United States Bankruptcy Code on or prior to January 31, 2012, or (b) on or prior to January 31, 2012, the Company is prohibited by any applicable statute, law, rule, regulation, order or decree of any Chinese or United States court, agency or other governmental authority to continue in existence or pursue in any material respect the business specified in the Joint Venture Agreement or in its other organizational documents due to no fault of Wanxiang or ENER1, the Escrow Fund shall be disbursed as follows:

A.  $2,000,000 to Wanxiang (hereinafter, the “Termination Payment”) and,

B.  Upon receipt of a Termination Document (defined below), the balance of the Escrow Fund to Enerl.

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Acceptance of the Termination Payment by Wanxiang pursuant to Section 3(v)(A) shall constitute (y) the agreement of Wanxiang, Wanxiang EV and the Company to the termination of the Joint Venture Agreement or of ENER1’s interest in and under the Joint Venture Agreement, whereupon the Company shall promptly submit all applications to the Approval Authority (as defined in the Joint Venture Agreement) to terminate and dissolve the Company pursuant to the terms of the Joint Venture Agreement or, as the case may be, to terminate ENER1’s interest in and under the Joint Venture Agreement and (z) the full release of ENER1 of all duties, responsibilities and obligations whatsoever under the Joint Venture Agreement, the Loan Commitment and any other agreements or documents in connection with the transactions contemplated respectively thereby.  The provisions of this paragraph shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

Escrow Agent shall give both ENER1 and Wanxiang eight business days advance electronic mail notice of a disbursement in accordance with the foregoing.  Within four business days after such notice Wanxiang shall provide to ENER1 and Escrow Agent the form of any document reasonably necessary from ENER1 to give effect to the termination of the Joint Venture Agreement or the termination of ENER1’s interest in and under the Joint Venture Agreement.

(vi)  if at any time Wanxiang notifies ENER1 in writing of its intention to abandon the Company and its related commitments under the Joint Venture Agreement due to no fault of ENER1 then the entire Escrow Fund shall be disbursed to ENER1. Thereupon, Wanxiang, Wanxiang EV and the Company, as applicable, each agree that the Joint Venture Agreement shall terminate and that ENER1 and its affiliates shall be fully released and relived of all duties, responsibilities and obligations and have no further liabilities whatsoever under the Joint Venture Agreement, the Loan Commitment and any other agreements or documents in connection with the transactions contemplated respectively thereby.

Escrow Agent shall give both ENER1 and Wanxiang two business days advance electronic mail notice of a disbursement in accordance with the foregoing.

(vii)           if at any time ENER1 notifies Wanxiang in writing of its intention to abandon the Company and its related commitments under the Joint Venture Agreement due to no fault of Wanxiang then the Entire Escrow Fund shall be disbursed to Wanxiang. Thereupon, Wanxiang, Wanxiang EV and the Company, as applicable, each agree that the Joint Venture Agreement shall terminate and that ENER1 and its affiliates shall be fully released and relived of all duties, responsibilities and obligations and have no further liabilities whatsoever under the Joint Venture Agreement, the Loan Commitment and any other agreements or documents in connection with the transactions contemplated respectively thereby.

Escrow Agent shall give both ENER1 and Wanxiang two business days advance electronic mail notice of a disbursement in accordance with the foregoing.

Each disbursement shall be by wire transfer or, if a wire transfer is not possible, by such other payment method as Escrow Agent determines to be appropriate.

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Section 4.            Responsibilities of Escrow Agent.

(a)           In the absence of willful misconduct or gross negligence, Escrow Agent shall not be liable for any act which it may do or omit to do hereunder. Any act done or omitted by Escrow Agent pursuant to the advice of counsel shall be deemed conclusively not to constitute gross negligence or willful misconduct.

(b)           Escrow Agent may act in reliance upon any notice, document, instrument, certificate, other writing or signature delivered to it, may assume the validity and accuracy of any statement or assertion contained therein and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof is acting in the capacity in which he or she purports to be acting and has been duly authorized to do so.  Escrow Agent shall have no duty to determine the authenticity of any such item delivered to it, or to determine the accuracy of any statement contained therein, nor shall Escrow Agent be obliged to inquire as to the form, execution, sufficiency or validity of any such item nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same.  Escrow Agent may, at its option, treat its receipt of any document by telecopy or e-mail as equivalent to receipt of the original document of which it is a telecopy or e-mail.

(c)           The obligations and duties of Escrow Agent are confined to those specifically enumerated in this Agreement.  Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other document or instrument, whether or not delivered to or reviewed by Escrow Agent in any capacity at any time, and whether or not referred to in this Agreement, nor shall Escrow Agent be obliged to inquire as to the form, execution, sufficiency or validity of any such instrument or document nor to inquire as to the identity, authority or rights of the person or persons executing or delivering the same.

(d)           If Escrow Agent receives notice or becomes aware of any conflicting demands or claims with respect to or relating to the Escrow Fund, the rights of any of the parties hereto or any money, property or instruments deposited pursuant hereto or affected hereby, or if Escrow Agent is otherwise in doubt as to what action it is required to take hereunder, or as to the completeness or accuracy of any certificate or other document delivered hereunder, Escrow Agent shall have the right (but not the obligation), in its sole discretion, without liability for interest, damages or otherwise, to discontinue any or all further acts on its part otherwise required hereunder until such conflict or doubt is resolved to its complete satisfaction and/or to commence or defend any interpleader or other action or proceeding for the determination of such conflict.

(e)           ENER1 and Wanxiang, jointly and severally, agree: (i) to indemnify and hold Escrow Agent harmless from and against any and all costs, damages, losses, judgments, fees of in-house or outside attorneys (whether regularly retained or specially engaged), expenses, obligations and liabilities of every kind and nature (except for such costs, damages, losses, judgments, fees, expenses, obligations or liabilities caused by any act or omission of Escrow Agent adjudicated by final non-appealable order of a court of competent jurisdiction to constitute gross negligence or willful misconduct of Escrow Agent) that Escrow Agent may incur, sustain or be required to pay in connection with or arising out of this Agreement or the Escrow Fund; and (ii) to pay to Escrow Agent on demand the full amount of all such costs, damages, losses, judgments, fees, expenses, obligations and liabilities.  To secure the foregoing indemnification and payment obligations, Escrow Agent is hereby granted a pledge of and a security interest in the Escrow Fund and the right to disburse to itself from the Escrow Fund amounts necessary to discharge such payment obligations.  The provisions of this paragraph shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

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(f)           In the event the Escrow Fund is attached or levied upon in whole or part under an order of any court of competent jurisdiction or if the disbursement of any of such funds is stayed or enjoined by an order of any court of competent jurisdiction, or any order or judgment is made or entered by any court of competent jurisdiction affecting the Escrow Fund deposited under this Agreement, or any part hereof, Escrow Agent is hereby expressly directed to obey and comply with all orders so entered or issued. Escrow Agent shall not be liable to the ENER1 and Wanxiang or to any other person, firm or corporation by reason of such compliance, notwithstanding that such order is subsequently reversed, modified, annulled, set aside or vacated.

(g)           Escrow Agent shall not be entitled to any compensation for its services as Escrow Agent.  Escrow Agent is not in that capacity a fiduciary of any party hereto. Notwithstanding the role and services of Escrow Agent hereunder and the fact that Escrow Agent serves as legal counsel to Wanxiang, all parties hereto consent to the continued role and service of Escrow Agent as legal counsel to Wanxiang in connection with the transactions contemplated by the Loan Commitment and otherwise, and waive any actual or potential conflicts of interest relating thereto.  The role of Escrow Agent hereunder shall not increase in any respect the obligations and liabilities of Escrow Agent in its capacity as legal counsel to Wanxiang, nor shall the role of Escrow Agent as legal counsel to Wanxiang increase in any respect the obligations and liabilities of Escrow Agent in its capacity hereunder.

Section 5.             Withdrawal or Removal of Escrow Agent.  Escrow Agent reserves the right to resign at any time by giving written notice of resignation to ENER1 and Wanxiang, specifying the effective date thereof. Within three (3) business days after receiving the aforesaid notice, ENER1 and Wanxiang shall appoint a successor escrow agent to which Escrow Agent may distribute the Escrow Fund. From and after the effective date specified in Escrow Agent’s notice of resignation, the sole responsibility of Escrow Agent hereunder shall be to retain the Escrow Fund until receipt of (i) a written notice from ENER1 and Wanxiang designating a successor escrow agent or (ii) a joint written disposition instruction from ENER1 and Wanxiang or (iii) a final non-appealable order of a court of competent jurisdiction directing the disposition of the Escrow Fund, at which point Escrow Agent shall deliver the Escrow Fund to such successor, as directed in such joint instruction or as ordered by the court, as the case may be.

Section 6.             Termination.  This Agreement shall terminate upon the disbursement of the Escrow Fund in accordance herewith.  Upon the termination of this Agreement or, in case of resignation of Escrow Agent pursuant to Section 5, acknowledgment by any successor escrow agent of the receipt of the Escrow Fund, Escrow Agent shall be fully released and relieved of all further duties, responsibilities and obligations under this Agreement; provided, however, that the provisions of Sections 3(v), 3(vi), 3(vii), 4(e) and 7(f) hereof shall survive any termination of this Agreement and any resignation of Escrow Agent.

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Section 7.             Miscellaneous.

(a)           Amendments.  No amendment or modification of this Agreement or any waiver of its terms shall affect the rights or duties of any of the parties hereto unless the party whose rights and duties are being affected consents in writing to the amendment, modification or waiver. Escrow Agent, however, must be a party to all amendments, modifications or waivers of this Agreement.

(b)           Governing Law; Choice of Forum.  This Agreement shall be governed by and construed under the internal laws of the State of Illinois, without regard to its conflict of laws or choice of law rules or principles. Any action to brought by or against Escrow Agent under this Agreement shall be filed in a state or federal court in Chicago, Illinois.

(c)           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d)           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(e)           Severabilitv.  In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the same shall be limited to the minimum extent necessary to render it valid, legal and enforceable, or excised from this Agreement, as circumstances may require, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(f)           Expenses.  ENER1 and Wanxiang, jointly and severally, agree to reimburse Escrow Agent upon demand for all reasonable attorneys’ fees and disbursements incurred by Escrow Agent in connection herewith, and, without limitation of the foregoing, to reimburse Escrow Agent upon demand for all costs and expenses, including, without limitation, reasonable attorneys’ fees, which Escrow Agent may incur as a result of any legal proceedings or the need for legal advice or services in connection with this Agreement or the performance of Escrow Agent’s duties hereunder.  Without limitation of immediately preceding sentence, any expenses relating to the maintenance of the Escrow Fund and disbursements therefrom, in addition to the expenses described in the immediately preceding sentence (collectively, “Escrow Related Expenses”), shall be payable, by unilateral action of Escrow Agent, out of the Escrow Fund to the extent of funds available therefor. Escrow Agent shall have no responsibility for the payment of any Escrow Related Expenses, and ENER1 and Wanxiang jointly and severally agree to pay any such expenses that are not satisfied out of the Escrow Fund.  Escrow Agent agrees to notify ENER1 and Wanxiang as to the amount and purpose of Escrow Related Expenses it causes to be disbursed from the Escrow Fund from time to time.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

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(h)           Notice.  All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand or by overnight express delivery service or telecopied (if confirmed immediately thereafter in writing both electronically, by the sending machine, and manually, by mailing a copy of any notice, request or other communication by mail with first class postage prepaid) to the applicable party at its address set forth on the signature page hereto, or to such other person or place as any of the parties shall furnish to the other parties in writing, except that notices of a change of address shall be effective only upon receipt.  Except as otherwise provided herein, all such notices, requests or other communications shall be effective upon actual receipt or refusal to accept delivery thereof.

(i)           Headings.  The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing the Escrow Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Address:	BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP
Barack Ferrazzano Kirschbaum
& Nagelberg LLP
200 W. Madison, Suite 3900
Chicago, Illinois 60606	By:	/s/ Alexander Lourie
Attention: Alexander Lourie		Its: Partner

Address:	ENER1, INC.
1540 Broadway
New York, NY 10036	By:	/s/ Nicholas Brunero
		Its:	President

Address:	WANXIANG INTERNATIONAL INVESTMENT CORPORATION
C/O Wanxiang America Corporation
88 Airport Road
Elgin, IL 60123	By:	/s/ Daniel Li
Its:

With Respect to Section 3:

WANXIANG EV CO., LTD.
Address:
118 Jianshe Z Road
Xiao Shan Economic Development Zone	By:	/s/ Daniel Li
Hangzhou City, Zhejiang Province,		Its:
P.R. China
311215

With respect to Section 3:

Address:	ZHEJIANG WANXIANG ENER1 POWER
118 Jianshe Z Road Xiao Shan Economic Development Zone Hangzhou City, Zhejiang Province,	SYSTEMS CO., LTD., a Sino-foreign equity joint venture existing as a limited liability company under the laws of the People’s Republic of China
P.R. China
311215
By:
Its:

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EXHIBIT A

Wire Transfer Instructions for Escrow Account

Institution:	The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675

Account Name:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
Clients Fund Account

Account Number:	4250427

Swift Number:	CNORUS44

ABA Routing Number:	071000152

For Credit To:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
Clients Fund Account

Escrow Agent Contact:	Roberta Salas- (312) 984-3112
roberta.salas@bfkpn.com

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